Exhibit 4.5

Form of Lock-Up Agreement

Lock-Up Agreement

CROWN LNG HOLDINGS LIMITED

Drammensveien 147

0277 OSLO, Norway

CROWN LNG HOLDING AS

Drammensveien 147

0277 OSLO, Norway

CATCHA INVESTMENT CORP

Level 42, Suntec Tower Three,

8 Temasek Blvd, Singapore 038988

RE: Lock-Up Agreement (this “Agreement”)

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of August 3, 2023, by and between (i) Crown LNG Holdings Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (“PubCo”), (ii) CGT Merge II Limited, a Cayman Islands exempted company limited by shares (“Merger Sub”), (iii) Catcha Investment Corp, a Cayman Islands exempted company limited by shares (“Catcha”) and (iv) Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Business Combination Agreement.

In connection with the Business Combination, and for good and valuable consideration receipt of where is hereby acknowledged, the undersigned do hereby agree, as of the Closing Date, as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

a.	“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

b.	“Beneficially Own(ed)” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

c.	“Change of Control” shall mean any transaction or series of related transactions the result of which is the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of (i) direct or indirect beneficial ownership of securities of PubCo representing 50% or more of the combined voting power of the then outstanding securities of PubCo, whether by acquisition, merger, consolidation, reorganization, amalgamation or other business combination, in each case, involving PubCo, however effected, other than any such transaction (or series of related transactions) in which the equity holders of PubCo as of immediately prior thereto continue to hold, after giving effect thereto, in each case directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding securities of PubCo or the surviving Person outstanding immediately after such combination; or (ii) all or substantially all of the assets of PubCo and its Subsidiaries, taken as a whole, whether by sale of Subsidiary equity, merger, consolidation, reorganization, amalgamation or other business combination, other than such sale by PubCo or its Subsidiaries of all or substantially all of the assets of PubCo and its Subsidiaries, taken as a whole, to an entity in which at least a majority of the combined voting power of the voting securities of such entity prior to such transaction are owned by stockholders of PubCo in substantially the same proportion as their ownership of the voting securities of PubCo immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction.

d.	“Common Shares” means the ordinary shares of no par value each in the capital of PubCo

e.	“Company Holders” means each Person listed on Schedule I hereto, and in each case, their Permitted Transferees.

f.	“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting shares or stock (as applicable) of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.

g.	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

h.	“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

i.	“Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

j.	“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person, (c) any Affiliate of any Family Member of such Person, (d) any Controlled Entity of such Person, (e) solely with respect to any Sponsor Holder, any director or indirect partners, members or holder of Equity Securities of the Sponsor Holder, (f) solely with respect to East LNG PTE Ltd (“ELNG”), by ELNG to (i) any shareholder of ELNG, and (ii) any Person so long as such Transfer does not exceed 10% of the Common Shares held by ELNG as of the Closing Date, and (g) solely with respect to any shareholder of ELNG who is the recipient of one or more onward Transfers from ELNG in accordance with subsection (f) (the “Distributed Shares”), by any such Company Holder to any Person up to 10% of the Distributed Shares.

k.	“Sponsor” means Catcha Holdings LLC, a Cayman Islands limited liability company.

l.	“Sponsor Holders” means each Person listed on Schedule II hereto and in each case, their Permitted Transferees.

m.	”Securityholder” means a Company Holder or Sponsor Holder.

n.	“Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of Law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of Law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

2.	Lock-Up.

a.	The undersigned, in its capacity as a Company Holder or a Sponsor Holder, as the case may be, agrees, severally, and not jointly, not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by such Person during the applicable Lock-Up Period (as defined below); provided, that such restriction on Transfers shall not apply to Transfers permitted pursuant to Article 3.

b.	The “Lock-Up Period” means:

(i) in the case of a Company Holder, the period commencing on the Closing Date and continuing until the earliest to occur of (x) the date that is twelve (12) months after the Closing Date, (y) the date on which PubCo completes a Change of Control or (z) the date on which the closing share price of Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date; and

(ii) in the case of a Sponsor Holder, the period commencing on the Closing Date and continuing until the earliest to occur of (x) the date that is twelve (12) months after the Closing Date, (y) the date on which PubCo completes a Change of Control, or (z) the date on which the closing share price of Common Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date.

c.	“Lock-Up Shares” means the Equity Securities in PubCo held by the undersigned as of the Closing Date [(but not including any Equity Securities purchased by a Company Holder or Sponsor Holder in any Private Placement (as defined in the BCA)].

d.	During the applicable Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

e.	The undersigned acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, the Equity Securities in PubCo Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Authority, including all applicable holding periods under the Securities Act and other rules of the SEC.

3.	Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, the restrictions set forth in paragraph 2 shall not apply to:

(a) Transfers to any of the undersigned’s Permitted Transferees;

(b) in the case of an entity, (i) Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; or (ii) pursuant to a Change of Control which results in all of PubCo’s shareholders having the right to exchange their Common Shares for cash, securities or other property subsequent to the consummation of the transactions contemplated by the Business Combination Agreement;

(c) in the case of an individual, (i) Transfers by virtue of Laws of descent and distribution upon death of the individual; (ii) Transfers pursuant to a qualified domestic relations order, in connection with a divorce settlement, or as a bona fide gift or gifts or to a trust the beneficiaries of which are exclusively the undersigned or the undersigned’s Family Members; or (iii) pursuant to a Change of Control which results in all of PubCo’s shareholders having the right to exchange their Common Shares for cash, securities or other property subsequent to the consummation of the transactions contemplated by the Business Combination Agreement;

(d) the entry, by the Securityholder, at any time after the Closing, of any trading plan providing for the sale of Common Shares by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(e) Transfers to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (a) through (c) above;

(f) transactions relating to Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares acquired in open market transactions after the Closing;

(g) the exercise of stock options or warrants to purchase Common Shares or the vesting of stock awards of Common Shares and any related transfer of Common Shares to PubCo in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such Common Shares, it being understood that all Common Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock- Up Period;

(h) Transfers to PubCo to satisfy tax withholding obligations pursuant to PubCo’s equity incentive plans or arrangements;

(i) Transfers to PubCo pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by PubCo or forfeiture of the Securityholder’s Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares in connection with the termination of the Securityholder’s service to PubCo;

(j) Transfers by virtue of the laws of Cayman Islands or the Sponsor’s limited liability company agreement, as amended from time to time, upon dissolution of the Sponsor;

(k) Transfers in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; or

(l) transactions to satisfy any U.S. federal, state, or local income tax obligations of the Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the transactions contemplated by Business Combination Agreement from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the transactions contemplated by Business Combination Agreement do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes).

provided, that in connection with any Transfer of such Lock-Up Shares pursuant to Clauses 3(b) - 3(e) above, the restrictions and obligations contained in Article 2 and this Article 3 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares. Any Transferee of Lock-Up Shares that is a Permitted Transferee of the Transferor shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a signed joinder agreement, prepared by PubCo, whereupon such Transferee will be treated as a party (with the same rights and obligations as the Transferor) for all purposes of this Agreement.

4.	Representations and Warranties.

a.	The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

b.	The undersigned hereby represents and warrants that it now has and, except as contemplated by this Agreement, will have good and marketable title to its Lock- Up Shares, free and clear of all liens, encumbrances, and claims that could impact the ability of the undersigned to comply with the foregoing restrictions. The undersigned agrees and consents to the entry of stop transfer instructions with PubCo’s transfer agent and registrar against the transfer of any Lock-Up Shares during the applicable Lock-Up Period.

5.	Miscellaneous.

a.	Notwithstanding anything to the contrary contained herein, if the Business Combination Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to the Closing, the undersigned shall be released from all obligations under this Agreement. The undersigned understands that the Company, PubCo and Catcha are proceeding with the Business Combination in reliance upon this Agreement.

b.	Compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by, or any of such provisions, covenants or conditions may be amended or modified, only upon the written consent of (i) PubCo, (ii) the Sponsor, and (iii) holders of a majority of the total Lock-Up Shares.

c.	This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Registration Rights Agreement as of the Effective Date.

Sponsor Holders:

[_______________________]

By:
Name:
Title:

[_______________________]

By:
Name:
Title:

IN WITNESS WHEREOF, each of the Parties has duly executed this Registration Rights Agreement as of the Effective Date.

Company Holders:

[_______________________]

By:
Name:
Title:

[_______________________]

By:
Name:
Title:

Agreed and acknowledged:

Crown LNG Holdings Limited

By:
Name:
Title:

Crown LNG Holding AS

By:
Name:
Title:

Catcha Investment Corp

By:
Name:
Title:

Schedule I

Company Holders

1.	East LNG PTE Ltd
2.	Kataria Capital Corporation
3.	Joern Husemoen
4.	Swapan Kataria
5.	Aslak Aslaksen
6.	Black Kite AS
7.	Raghava Corporate Pte Ltd

Schedule II

Sponsor Holders

1.	Catcha Holdings LLC,
2.	Patrick Grove
3.	Luke Elliott
4.	Wai Kit Wong,
5.	James Graf
6.	Rick Hess
7.	Yaniv Ghitis